Exhibit 99-1
press release

Sierra Health Services, Inc.®
2724 North Tenaya Way
Las Vegas, Nevada 89128
(702) 242-7000

FOR IMMEDIATE RELEASE

CONTACTS:	Peter O’Neill	Marc Briggs
	VP, Public & Investor Relations	SVP, Chief Financial Officer
	(702) 242-7156	(702) 242-7112
	poneill@sierrahealth.com	mbriggs@sierrahealth.com

SIERRA REPORTS 3RD QUARTER 2007 EARNINGS
OF $0.59 PER DILUTED SHARE

LAS VEGAS, November 5, 2007– Sierra Health Services, Inc. (NYSE:SIE) reported today that net income for the quarter ended September 30, 2007 was $34.6 million or $0.59 per diluted share, compared with $34.9 million or $0.56 per diluted share for the same period in 2006, an earnings per share increase of 5.4%. The quarter includes a charge for an increase to the estimated loss on the Company’s Medicare Prescription Drug (PDP) enhanced product of $3.6 million or $0.04 per share.

Revenues for the quarter were $468.9 million, a 9.1% increase over the $430.0 million for the same period in 2006. Medical premium revenues were $445.7 million, an increase of 9.9% over the $405.6 million for the same period in 2006. Medical premium revenues for the current quarter include $36.9 million for Sierra’s basic PDP product, compared to $43.3 million in 2006. Medical premium revenues for the quarter also include $19.2 million for the Company’s enhanced PDP product, which was not offered in 2006. Revenues from professional fees for the quarter were $13.5 million, compared to $13.3 million for the same period in 2006. Investment and other revenues for the quarter were $9.8 million, a decrease of 11.9% from the $11.1 million for the same period in 2006.

Excluding the impact of both PDP products, Sierra’s medical care ratio for the quarter was 78.6%, an increase of 130 basis points from the third quarter of 2006 and 310 basis points sequentially. The increase in the medical care ratio for the quarter was primarily related to higher bed days for Sierra’s Medicare HMO product and unfavorable reserve development from 2006.

Sierra’s medical claims payable balance was $191.1 million at September 30, 2007, compared to $191.8 million at June 30, 2007. Days in claims payable, which is the medical claims payable balance divided by the average medical expenses per day for the period, were 47 days for the third quarter of 2007, compared to 45 days for the third quarter of 2006 and 48 days sequentially. Excluding both PDP products, days in claims payable were 48 days for the third quarter of 2007 and 2006 and 49 days sequentially.

Sierra Reports 3rd Quarter 2007 p.2/2/2/2/2

Sierra now believes that the losses for the Enhanced Plan will be $58.9 million for the year. The Company recorded an additional $3.6 million in premium deficiency reserves during the quarter ended September 30, 2007. The increase in reserves was due to higher than projected utilization during the third quarter of 2007 and lower than projected risk share from CMS, resulting in a $9.4 million increase in projected medical expense. This increase was partially offset by a $5.8 million decrease in projected general and administrative expenses, due primarily to better than expected collections of the members’ portion of the premiums. At September 30, 2007, the remaining premium deficiency reserve balance for the Enhanced Plan was $22.1 million.

For the quarter, general and administrative expenses, as a percentage of premium revenue, decreased 310 basis points to 9.5% from 12.6% for the same period in 2006. The general and administrative expenses for the quarter include a favorable adjustment totaling $8.3 million related to the enhanced PDP product, which contains the $5.8 million discussed above. This favorable adjustment was partially offset by $3.2 million in merger related expenses.

Cash flow from operations for the nine months ended September 30, 2007 was $51.2 million, compared to $93.9 million for the first nine months of 2006. Cash flow from operations was a negative $58.4 million for the quarter, compared to a negative $46.2 million for the same period in 2006. Cash flow from operations, adjusted for the timing of monthly payments from the Centers for Medicare and Medicaid Services (CMS), was $39.4 million for the quarter compared to $34.4 million for the same period in 2006. Sierra received two months of payments from CMS during the quarter for both years, as the July CMS payments were received at the end of June. Sierra believes that reflecting three months of CMS payments provides a more useful measure of cash provided by operations during the three month period. For the quarter, when adjusted for the timing of payments from CMS, Sierra’s basic and enhanced PDP products had negative cash flow of $4.6 million and $16.8 million respectively.

No share repurchases were made during the quarter. The Company has halted its share repurchase program pending its merger with UnitedHealth Group, which is expected to close by the end of the year.

In the third quarter of 2007, Sierra’s core commercial membership grew by 1.8% or 5,700 lives. For the first nine months of the year, commercial membership grew 2.3% or 7,300 lives. For the quarter, Medicare Advantage membership grew by 300 lives or 0.5%. For the first nine months of the year, Medicare Advantage membership grew by 1,600 lives or 2.7%. Medicare Advantage HMO membership remained flat, while new PPO and Private Fee-for-Service lives grew by 1,600.

“While presented with some challenges earlier in the year, Sierra’s performance to date indicates our ability to stay the course through a continued focus on our customers and core operations,” said Anthony M. Marlon, M.D., chairman and chief executive officer of Sierra. “While competition is increasing in the ever growing Las Vegas market, our affordable products continue to be popular.”

Sierra now expects to earn between $1.82 and $1.84 per share for the year 2007.

Sierra Reports 3rd Quarter 2007 p.3/3/3/3/3

Sierra will host a conference call with investors, analysts and the general public on Tuesday, November 6, 2007 at noon (Eastern Time). Interested parties can access the call by dialing 888-988-9162 (using the passcode: EARNINGS). Listeners may also access the conference call free over the Internet by visiting the investors’ page of Sierra’s website at www.sierrahealth.com.

Sierra Health Services, Inc., based in Las Vegas, is a diversified healthcare services company that operates health maintenance organizations, indemnity insurers, preferred provider organizations, prescription drug plans and multi-specialty medical groups.  Sierra’s subsidiaries serve over 870,000 people through health benefit plans for employers, government programs and individuals. On March 11, 2007, Sierra entered into an Agreement and Plan of Merger (Merger) with UnitedHealth Group Incorporated, a Minnesota corporation. The merger has received approvals from California, Arizona and Nevada and is awaiting clearance from the Department of Justice Antitrust Division under the Hart-Scott-Rodino Act. For more information, visit the Company’s website at www.sierrahealth.com.

      Statements in this news release that are not historical facts are forward-looking and based on management’s projections, assumptions and estimates; actual results may vary materially.  Forward-looking statements are subject to certain risks and uncertainties, which include but are not limited to: 1) potential adverse changes in government regulations, contracts and programs, including the Medicare Advantage program, the Medicare Prescription Drug Plan and any potential reconciliation issues, Medicaid and legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential managed care litigation exposure; 2) competitive forces that may affect pricing, enrollment, renewals and benefit levels; 3) unpredictable medical costs, malpractice exposure, reinsurance costs, changes in provider contracts and inflation; 4) impact of economic conditions; 5) changes in healthcare reserves; 6) the effects of the termination of the HCA contract; 7) the amount of actual proceeds to be realized from the note receivable related to the sale of the workers’ compensation insurance operation; and 8) receipt of certain regulatory approvals and the satisfaction or waiver of other conditions pertaining to the proposed merger with UnitedHealth Group. Further factors concerning financial risks and results may be found in documents filed with the Securities and Exchange Commission and which are incorporated herein by reference.

      Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Sierra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Sierra or its business or operations.  Sierra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Earnings Report
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Medical premiums	$445,680	$405,618	$1,371,000	$1,220,726
Professional fees	13,483	13,300	42,519	39,097
Investment and other revenues	9,761	11,079	32,089	32,860
Total revenues	468,924	429,997	1,445,608	1,292,683

Medical expenses	375,075	323,694	1,172,597	981,758
Medical care ratio	81.7%	77.3%	83.0%	77.9%
(Medical expenses/premiums and professional fees)

General and administrative expenses	42,264	51,291	160,984	153,052

Operating income	51,585	55,012	112,027	157,873
Interest expense	(584)	(1,015)	(3,576)	(2,793)
Other income (expense), net	279	14	1,773	(10)

Income before income taxes	51,280	54,011	110,224	155,070
Provision for income taxes	(16,654)	(19,082)	(37,477)	(53,936)
Net income	$34,626	$34,929	$72,747	$101,134

Net income per common share	$0.62	$0.62	$1.30	$1.78

Net income per common share assuming dilution	$0.59	$0.56	$1.24	$1.61

Weighted average common shares outstanding	56,162	56,332	55,865	56,706
Weighted average common shares outstanding assuming dilution	59,041	62,656	58,980	63,247

PERIOD END MEMBERSHIP

	Number Of Members At September 30,
HMO:	2007	2006

Commercial	282,400	273,600
Medicare	56,600	57,000
Medicaid	57,500	57,000
Commercial PPO and HSA	37,900	31,300
Medicare PPO and PFFS	3,500	1,700
Medicare Part D-Basic	152,400	183,300
Medicare Part D-Enhanced	45,500	—
Medicare supplement	12,500	13,700
Administrative services	228,500	221,100
Total membership	876,800	838,700

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
    (In thousands)
    (Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$53,160	$58,918
Investments	284,420	323,846
Accounts receivable	30,366	21,308
Current portion of deferred tax asset	33,584	29,861
Prepaid expenses and other current assets	129,475	110,020
Total current assets	531,005	543,953

Property and equipment, net	64,197	71,893
Restricted cash and investments	17,274	19,428
Goodwill	14,782	14,782
Deferred tax asset (less current portion)	28,762	18,656
Note receivable	47,000	47,000
Other assets	92,006	93,700
Total assets	$795,026	$809,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued and other current liabilities	$85,389	$99,314
Trade accounts payable	2,082	1,552
Accrued payroll and taxes	29,351	25,925
Medical claims payable	191,122	222,895
Premium deficiency reserve	22,081	1,076
Unearned premium revenue	52,207	52,075
Current portion of long-term debt	153	116
Total current liabilities	382,385	402,953

Long-term debt (less current portion)	20,535	118,734
Other liabilities	91,062	71,007
Total liabilities	493,982	592,694

Commitments and contingencies

Stockholders’ equity:
Common stock	368	354
Treasury stock	(614,976)	(600,539)
Additional paid-in capital	469,645	436,643
Accumulated other comprehensive loss	(7,408)	(8,635)
Retained earnings	453,415	388,895
Total stockholders’ equity	301,044	216,718
Total liabilities and stockholders’ equity	$795,026	$809,412

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$72,747	$101,134
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	11,615	12,327
Excess tax benefits from share-based payment arrangements	(4,433)	(11,445)
Other adjustments	8,030	7,819
Other current assets	(26,810)	(53,303)
Deferred tax assets	(14,105)	(2,986)
Medical claims payable	(31,773)	21,396
Other current liabilities	1,446	20,868
Unearned premium revenue	132	3,499
Premium deficiency	21,005	—
Changes in other assets and liabilities	13,307	(5,406)
Net cash provided by operating activities	51,161	93,903

Cash flows from investing activities:
Capital expenditures, net of dispositions	(2,967)	(13,183)
Purchase of investments, net of proceeds	34,832	11,500
Net cash provided by (used for) investing activities	31,865	(1,683)

Cash flows from financing activities:
Payments on debt and capital leases	(78,494)	(82)
Purchase of treasury stock	(21,081)	(127,780)
Excess tax benefits from share-based payment arrangements	4,433	11,445
Exercise of stock in connection with stock plans	6,358	14,063
Net cash used for financing activities	(88,784)	(102,354)

Net decrease in cash and cash equivalents	(5,758)	(10,134)
Cash and cash equivalents at beginning of period	58,918	88,059
Cash and cash equivalents at end of period	$53,160	$77,925

Reconciliation of Non-GAAP Financial Measures

Medical Care Ratio

In this press release, the Company presented its medical care ratio, excluding the effects of the Medicare Part D prescription drug program (PDP).  This is a non-GAAP financial measure.  The Company believes that reflecting the ratio excluding the effects of the PDP provides a more comparable measure of its medical care ratio from period to period and to its historical results.  The following is a reconciliation to the most directly comparable GAAP financial measure:

	Three Months Ended September 30, 2007
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical premiums	$389,588	$56,092	$445,680
Professional fees	13,483	—	13,483
Total medical premiums and professional fees	403,071	56,092	459,163

Medical expenses	316,822	58,253	375,075
Medical care ratio (medical expenses/premiums and professional fees)	78.6%	103.9%	81.7%

	Three Months Ended September 30, 2006
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical premiums	$362,312	$43,306	$405,618
Professional fees	13,300	—	13,300
Total medical premiums and professional fees	375,612	43,306	418,918

Medical expenses	290,329	33,365	323,694
Medical care ratio (medical expenses/premiums and professional fees)	77.3%	77.0%	77.3%

	Nine Months Ended September 30, 2007
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical premiums	$1,157,127	$213,873	$1,371,000
Professional fees	42,519	—	42,519
Total medical premiums and professional fees	1,199,646	213,873	1,413,519

Medical expenses	927,135	245,462	1,172,597
Medical care ratio (medical expenses/premiums and professional fees)	77.3%	114.8%	83.0%

	Nine Months Ended September 30, 2006
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical premiums	$1,065,746	$154,980	$1,220,726
Professional fees	39,097	—	39,097
Total medical premiums and professional fees	1,104,843	154,980	1,259,823

Medical expenses	846,260	135,498	981,758
Medical care ratio (medical expenses/premiums and professional fees)	76.6%	87.4%	77.9%

Days in Claims Payable

In this press release, the Company presented days in claims payable, excluding the effects of the Medicare Part D prescription drug program (PDP).  This is a non-GAAP financial measure.  The Company believes that reflecting the days in claims payable excluding the effects of the PDP provides a more comparable measure of its days in claims payable to its historical results.  The following is a reconciliation to the most directly comparable GAAP financial measure:

	Three Months Ended September 30, 2007
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical claims payable	$165,939	$25,183	$191,122
Medical expenses	$316,822	$58,253	$375,075
Days in quarter	92	92	92
Medical expenses per day	$3,444	$633	$4,077
Days in claims payable	48	40	47

	Three Months Ended September 30, 2006
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical claims payable	$150,374	$6,889	$157,263
Medical expenses	$290,329	$33,365	$323,694
Days in quarter	92	92	92
Medical expenses per day	$3,156	$363	$3,518
Days in claims payable	48	19	45

Operating Cash Flow

In this press release, the Company presented operating cash flow, adjusted for the timing of payments from the Centers for Medicare and Medicaid Services (CMS) for both 2007 and 2006.  These are non-GAAP financial measures.  The Company received two months of payments from CMS in the three months ended September 30, 2007 and 2006.  The July CMS payments were received at the end of June in both years.  The Company believes that reflecting three months of CMS payments provides a more useful measure of cash provided by operations during the three-month period.  The following is a reconciliation to the most directly comparable GAAP financial measure:

	Three Months Ended September 30,
	2007	2006
	(In thousands)
GAAP net cash provided by operating activities	$(58,355)	$(46,194)
Add: July CMS payments received in June	97,712	80,616
Cash flow from operations adjusted for the timing of payments from CMS	$39,357	$34,422